UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2023

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 6, 2023, Heather McMahon was nominated as a member of the Company’s Board of Directors with the Board approval on September 18, 2023.

Heather McMahon biography is set forth below:

Heather McMahon is currently the president and CEO of Artemist Advisory Group since 2021, where she consults on security risks to business and market development for operational security technology companies, as well as serving as the Deputy Executive Director at the University of Maryland’s Applied Research Laboratory for Intelligence and Security (ARLIS). At ARLIS, she leads research that integrates social and behavioral sciences, computing, and artificial intelligence to advance applied research and development of capabilities in areas of critical need for the Department of Defense and the intelligence community (IC). In 2023 she was recognized with the Presidential Rank Order Award. Also in 2022-23, Ms. McMahon became an advisor to Dalrada Energy Services, a company committed to solving the climate and energy crisis through emerging green technology applications. From 2108 – 2021, Ms. McMahon served in the White House as Senior Director to the President’s Intelligence Advisory Board where she advised the Executive Office of the President and National Security Council on national security, counterintelligence, risk management, industrial security, and insider threat matters. Prior to that, Ms. McMahon served as a senior defense intelligence executive for the Undersecretary of Defense for Intelligence and the Department of the Army’s Intelligence Staff where she devised, implemented and led programs to protect DOD technology, information and critical infrastructure from internal and external threats.

In addition, since 2021, Ms. McMahon has also served as a senior advisor to Privoro LLC, a company producing a hardware root of trust for commercial mobile phones which allows people to defend themselves from cyber-attacks against smartphones.

Ms. McMahon is a seasoned U.S. Army combat veteran and highly skilled human intelligence and counterintelligence officer with nearly three decades of global operational experience. This includes extensive tours in Afghanistan, Iraq, Bosnia, Europe, and Asia, serving the Army at every echelon between platoon and corps as well as in the IC’s strategic enterprise. For her exemplary service, she received the Legion of Merit, Bronze Star Medal, Meritorious Service Medal (3), DoD Counterintelligence Award for Best Counterintelligence Operations Team (2006; Iraq), and Defense Medal for Exceptional Civilian Service (2021), among other awards.

Ms. McMahon is a graduate of the United States Military Academy at West Point along with numerous advanced Intelligence Community and military schools including the Army’s Jumpmaster School and Airborne School.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 6, 2023	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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